SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               BUCS FINANCIAL CORP
------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Maryland                                     52-2269586
--------------------------------                      ------------------
     (State of Incorporation                          (IRS Employer
          or Organization)                            Idenitifcaiton No.)

10455 Mill Run Circle, Owings Mills, Maryland             21117
---------------------------------------------          -----------
(Address of Principal Executive Offices)               (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[x]

Securities  Act  registration  statement file number to which this form relates:
333-47524

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                         Name of Each Exchange on Which
To be so Registered                         Each Class is to be Registered
-------------------                         -------------------------------
None                                                    N/A


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

         The information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of BUCS Financial Corp" in the Prospectus included in Part I of the Registration Statement on Form SB-2 of the registrant, originally filed with the Securities and Exchange Commission on October 6, 2000 (File No. 333-47524), is incorporated by reference in response to this Item 1. Information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of BUCS Financial Corp" contained in a prospectus relating to SEC File No. 333-47524 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.


Item 2.  Exhibits

3(i)     Articles of Incorporation of BUCS Financial Corp*

3(ii)    Bylaws of BUCS Financial Corp*

---------------------
* Incorporated herein by reference to Exhibits 3(i) (Certificate of Incorporation) and 3(ii) (Bylaws) to the Registration Statement of BUCS Financial Corp (Registration No. 333-47524), which was originally filed with the Securities and Exchange Commission on October 6, 2000.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       BUCS FINANCIAL CORP


Date: March 6, 2001               By:  /s/Herbert J. Moltzan
                                       ---------------------------------------
                                       Herbert J. Moltzan
                                       President and Chief Executive Officer